================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                      among

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                              STI ACQUISITION, INC.

                                       and

                                 CONDUCTUS, INC.


                          Dated as of October 10, 2002





================================================================================

                            GLOSSARY OF DEFINED TERMS


                                                              Location of
Defined Term                                                  Definition
------------                                                  -----------
Acquisition Transaction.......................................SECTION 6.05(c)
affiliate.....................................................SECTION 9.03(a)
Agreement.....................................................Preamble
Appraisal Rights Provisions...................................SECTION 2.06
business day..................................................SECTION 9.03(c)
Certificate of Merger.........................................SECTION 1.03
Certificates..................................................SECTION 2.02(b)
CGCL..........................................................SECTION 2.06(a)
Closing Date..................................................SECTION 1.02
Closing.......................................................SECTION 1.02
Code..........................................................Recitals
Company.......................................................Preamble
Company Affiliate Agreement...................................SECTION 6.15
Company Balance Sheet.........................................SECTION 3.06(b)
Company Common Stock..........................................SECTION 2.01(a)(i)
Company Contracts.............................................SECTION 3.16
Company Disclosure Schedule...................................ARTICLE III
Company Financial Advisor.....................................SECTION 3.08
Company Intellectual Property.................................SECTION 3.12(e)
Company Leased Properties.....................................SECTION 3.15(b)
Company Material Adverse Effect...............................SECTION 3.01
Company Preferred Stock.......................................SECTION 3.03(a)
Company Purchase Plan.........................................SECTION 2.04(a)
Company SEC Reports...........................................SECTION 3.06(a)
Company Stock Option Plans....................................SECTION 2.04(a)
Company Stock Options.........................................SECTION 2.04(a)
Company Subsidiaries..........................................SECTION 3.01
Company Tax Returns...........................................SECTION 3.13
Competing Transaction.........................................SECTION 6.05(b)
Compliance Expenses...........................................SECTION 8.05(a)
control.......................................................SECTION 9.03(d)
controlled by.................................................SECTION 9.03(d)
DGCL..........................................................Recitals
Dissenting Shares.............................................SECTION 2.06
Effective Time................................................SECTION 1.02
Environmental Law.............................................SECTION 3.18(d)(i)
ERISA Affiliate...............................................SECTION 3.17(a)
ERISA.........................................................SECTION 3.17(b)
Exchange Act..................................................SECTION 3.06(a)
Exchange Agent................................................SECTION 2.02(a)
Exchange Fund.................................................SECTION 2.02(a)
Exchange Ratio................................................SECTION 2.01(a)(i)
GAAP..........................................................SECTION 3.06
Hazardous Materials...........................................SECTION 3.18(d)(i)
hazardous substance...........................................SECTION 3.18(d)(i)

hazardous waste...............................................SECTION 3.18(d)(i)
HSR Act.......................................................SECTION 6.08(a)
Indemnified Parties...........................................SECTION 6.05(b)
Infringement..................................................SECTION 3.12(e)
Intellectual Property.........................................SECTION 3.12(e)
knowledge.....................................................SECTION 9.03(e)
known.........................................................SECTION 9.03(e)
Laws..........................................................SECTION 3.18
Maximum Insurance Premium.....................................SECTION 6.06(c)
Merger Sub....................................................Preamble
Merger........................................................Recitals
Nasdaq........................................................SECTION 2.02(e)
Non-Disclosure Agreement......................................SECTION 6.04(b)
Notice of Superior Proposal...................................SECTION 6.01(c)
Order.........................................................SECTION 7.01(c)
Parent........................................................Preamble
Parent Balance Sheet..........................................SECTION 4.06(b)
Parent Common Stock...........................................SECTION 2.01(a)
Parent Contracts..............................................SECTION 4.16
Parent Disclosure Schedule....................................ARTICLE IV
Parent Financial Advisor......................................SECTION 4.20
Parent Intellectual Property..................................SECTION 4.12(e)
Parent Leased Property........................................SECTION 4.15(b)
Parent Material Adverse Effect................................SECTION 4.01
Parent Preferred Stock........................................SECTION 4.03(a)
Parent SEC Reports............................................SECTION 4.06
Parent Stock Option Plans.....................................SECTION 4.03
Parent Subsidiaries...........................................SECTION 4.01
Parent Tax Return.............................................SECTION 4.13
Permitted Liens...............................................SECTION 3.14
person........................................................SECTION 9.03(f)
plan of reorganization........................................SECTION 6.09(a)
Plans.........................................................SECTION 3.17(a)
Proxy Statement...............................................SECTION 6.01(a)
Registration Statement........................................SECTION 6.01(a)
Representatives...............................................SECTION 6.04(a)
Rights Plan...................................................SECTION 2.01(a)(i)
SEC...........................................................SECTION 3.06(a)
Securities Act................................................SECTION 3.06(a)
Shares........................................................SECTION 2.01(a)
Stockholder's Meetings........................................SECTION 6.01(a)
subsidiaries..................................................SECTION 9.03(g)
Subsidiary....................................................SECTION 9.03(g)
Superior Proposal.............................................SECTION 6.05(c)
Surviving Corporation.........................................SECTION 1.01
Takeover Laws.................................................SECTION 3.21
Tax Authority.................................................SECTION 3.13(a)
Tax...........................................................SECTION 3.13(a)
Taxable.......................................................SECTION 3.13(a)
Taxes.........................................................SECTION 3.13(a)
Terminating Company Breach....................................SECTION 8.01(g)

Terminating Parent Breach.....................................SECTION 8.01(h)
under common control with.....................................SECTION 9.03(d)
Warrant.......................................................Recitals

                          AGREEMENT AND PLAN OF MERGER



               AGREEMENT AND PLAN OF MERGER dated as of October 10, 2002 (this "Agreement") among Superconductor Technologies Inc., a Delaware corporation ("Parent"), STI Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Conductus, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

               WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Parent will combine with the Company through the merger of Merger Sub with and into the Company with the Company being the surviving corporation (the "Merger");

               WHEREAS, the Board of Directors of Parent has (i) approved, and deems it advisable and in the best interests of Parent and its stockholders to consummate, the Merger, upon the terms and subject to the conditions set forth in this Agreement and (ii) recommended the approval of the Merger and the adoption of this Agreement by the stockholders of Parent;

               WHEREAS, the Board of Directors of the Company has (i) approved, and deems it advisable and in the best interests of the Company and its stockholders to consummate, the Merger, upon the terms and subject to the conditions set forth in this Agreement and (ii) recommended the approval of the Merger and the adoption of this Agreement by the stockholders of the Company;

               WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, certain stockholders of Parent are entering into voting agreements (the "Voting Agreements") with Company in substantially the form attached as Exhibit A hereto;

               WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, pursuant to the Merger, (i) each outstanding share of Common Stock of the Company and all outstanding options or other rights to acquire or receive shares of Common Stock of the Company and (ii) each outstanding warrant to acquire or receive shares of Common Stock of the Company (a "Warrant") that does not by its terms terminate at or prior to the Effective Time (as defined below) shall be converted into the right to acquire or receive shares of Parent's authorized Common Stock at the rate determined in this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

               SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

               SECTION 1.02 Effective Time; Closing. As promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of each of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing with, and the acceptance by, the Secretary of State of the State of Delaware of the Certificate of Merger (or such later time, not to exceed 30 days after such acceptance for record, as may be agreed in writing by each of the parties and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Guth|Christopher LLP (or such other place as the parties hereto may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."

               SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of the Company as the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that Article I of the amended and restated Certificate of Incorporation of Company, instead of reading the same as the Certificate of Incorporation of Merger Sub, shall read as follows:
"The name of this corporation is Conductus, Inc."

               (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall, subject to SECTION 6.06(a) of this Agreement, be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

               SECTION 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01 Conversion of Securities.

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following actions shall occur:

                      (i) Each share of Common Stock of the Company, par value $.0001 per share (the "Company Common Stock"), including, with respect to each such share of Company Common Stock, the associated Rights (as defined in that certain Rights Agreement dated January 29, 1998, by and between the Company and Boston EquiServe, L.P., as Rights Agent (the "Rights Plan") (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares"), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to SECTION 2.01(a)(ii)) shall be converted, subject to SECTION 2.02(e), into the right to receive that number of shares of Common Stock of Parent, par value $.001 per share (the "Parent Common Stock"), equal to 0.6 (the "Exchange Ratio"). At the Effective Time, each Share shall be canceled, cease to be outstanding and cease to exist and each holder of Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, shares of Parent Common Stock in accordance with this SECTION 2.01(a)(i) and cash for any fractional shares of Parent Common Stock in accordance with SECTION 2.02(e).

                      (ii) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                      (iii) Each share of Common Stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

               (b) If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or outstanding shares of Company Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event.

               (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then (i) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, (ii) the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends and (iii) the Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

               SECTION 2.02 Exchange of Certificates.

               (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with any bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing shares of Parent Common Stock issuable pursuant to SECTION 2.01 as of the Effective Time and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to SECTION 2.02(e) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock contemplated to be issued pursuant to SECTION 2.01 out of the Exchange Fund. Except as contemplated by SECTION 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to SECTION 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to SECTION 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.02(c) may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Surviving Corporation that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional share of

Parent Common Stock to which such holder is entitled pursuant to SECTION 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.02(c).

               (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to SECTION 2.02(e), until the holder of such Certificate shall surrender such Certificate as provided in SECTION 2.02(b). Subject to the effect of escheat, tax or other applicable Laws following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional Parent Common Share to which such holder is entitled pursuant to
SECTION 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

               (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof and any cash paid pursuant to SECTION 2.02(c) or (e) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Shares.

               (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the average closing price per share of Parent Common Stock for the 20 trading day period up to and including the trading day immediately preceding the Effective Time, as reported on The Nasdaq National Market ("Nasdaq"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of SECTION 2.02(b) and (c).

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for three months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to
SECTION 2.02(e) and any dividends or other distributions with respect to the shares of Parent Common Stock to which they are entitled pursuant to SECTION 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

               (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

               (h) Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

               (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of any fractional share of Parent Common Stock to which the holder thereof is entitled pursuant to SECTION 2.02(e) and any dividends or other distributions to which the holder thereof is entitled pursuant to SECTION 2.02(c).

               SECTION 2.03 Stock Transfer Books.

               (a) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of any fractional share of Parent Common Stock to which the holders thereof are entitled pursuant to SECTION 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to SECTION 2.02(c).

               (b) Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any person constituting an Affiliate (as defined in SECTION 3.23 below) of the Company shall not be exchanged until Parent shall have received from such person a Company Affiliate Agreement as provided in
SECTION 6.15.

               SECTION 2.04 Company Stock Options and Stock Purchase Plan.

               (a) At the Effective Time, Parent shall assume (i) all options to acquire Company Common Stock (the "Company Stock Options") outstanding immediately prior to the Effective Time, whether or not exercisable and whether or not vested, under the Company's 1992 Stock Option/Stock Purchase Plan (the "Company Stock Option Plan"), and (ii) each

Company Stock Option Plan, and the Company's repurchase right with respect to any unvested shares acquired through the Company Stock Option Plan, shall be assigned to Parent by virtue of the Merger and without any further action on the part of the Company or the holder of the outstanding Company Stock Option. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Ratio and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the exercise price per share of such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). It is the intention of the parties that each Company Stock Option assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in section 422 of the Code to the extent permitted under section 422 of the Code and to the extent such option qualified as an incentive stock option prior to the Effective Time. All purchase rights of employees outstanding as of the date of this Agreement under the Company's 1994 Employee Stock Purchase Plan (the "Company Purchase Plan") shall be exercised immediately prior to the Effective Time, and each participant in the Company Purchase Plan shall accordingly be issued shares of Company Common Stock at that time pursuant to the terms of the Company Purchase Plan and each share of Company Common Stock so issued shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive shares of Parent Common Stock in accordance with Section 2.01(a)(i) and cash for any fractional share of Parent Common Stock in accordance with Section 2.02(e). Except with respect to the purchase rights outstanding under the Company Purchase Plan on the date of this Agreement, the Company shall not accept nor process any subscriptions or requests for the purchase of Company Common Stock under the Company Purchase Plan and any purchase rights arising after the date of this Agreement under the Company Purchase Plan shall be terminated immediately prior to the Effective Time. The Company Purchase Plan shall be terminated as of the Effective Time.

               (b) As soon as practicable after the Effective Time, Parent shall deliver to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto. As soon as practicable after the Effective Time (but in any event not later than 45 days following the Effective
Time), Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) that will register the shares of Parent Common Stock subject to Company Stock Options to the extent permitted by federal securities laws and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to Company Stock Options to be listed on Nasdaq and such exchanges as Parent shall determine.

               SECTION 2.05 Warrants. At the Effective Time, each Warrant granted and outstanding immediately prior to the Effective Time, whether contingent or earned, that does not terminate by its terms at or prior to the Effective Time shall be converted into a warrant to acquire shares of Parent Common Stock, and each Warrant so converted will continue to have, and be subject to, the same terms and conditions of such Warrant immediately prior to the Effective Time, except that (i) each Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock issuable upon exercise of such Warrant prior to the Effective Time multiplied by the Exchange Ratio and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Warrant will be equal to the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest whole cent).

               SECTION 2.06 Appraisal Rights.

               (a) Notwithstanding anything in this Agreement to the contrary and to the extent applicable as provided under SECTION 2.06(d), any shares of Company Common Stock ("Dissenting Shares") which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who have, before the taking of the vote of the stockholders of the Company to approve the Merger and adopt this Agreement, properly perfected their appraisal rights under Section 262 of the DGCL or the comparable provisions of the California General Corporation Law ("CGCL") (collectively, the "Appraisal Rights Provisions") will not be converted as described in SECTION 2.01 hereof, but will thereafter constitute only the right to receive payment of the fair value of such shares of Company Common Stock in accordance with any applicable provisions of the Appraisal Rights Provisions; provided, however, that all shares of Company Common Stock held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and retired and to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest, in the manner provided in SECTION 2.01 hereof. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if Parent or Merger Sub abandons or is finally enjoined or prevented from carrying out, or the stockholders rescind their approval of the Merger and adoption of, this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL, or the CGCL if applicable, and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL, or the CGCL if applicable. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle any such demands.

               (c) Each dissenting stockholder who becomes entitled under the DGCL, or the CGCL if applicable, to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the DGCL, or the CGCL if applicable) and such Dissenting Shares shall be canceled.

               (d) This SECTION 2.06 is intended only to govern the appraisal rights provided by the statutory Appraisal Rights Provisions and only if and to the extent such provisions are legally applicable. It does not provide any contractual appraisal rights to holders of Company Common Stock, and the provisions of this SECTION 2.06 shall be disregarded and of no effect to the extent that the Appraisal Rights Provisions are not applicable to holders of Company Common Stock.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this ARTICLE III are true and correct except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged according to specific sections in this ARTICLE III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this ARTICLE III and any other section in this ARTICLE III where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section. For purposes of this
ARTICLE III, where the context requires it, the term "Company" shall refer to the Company and the Company Subsidiaries.

               SECTION 3.01 Organization and Qualification; Subsidiaries. The Company Disclosure Schedule sets forth the jurisdiction of incorporation of Company and each subsidiary of Company (the "Company Subsidiaries"). Each of Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of such jurisdiction and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to obtain such governmental approvals has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the Company Subsidiaries, there are no corporations, partnerships, joint ventures, associations or other similar entities in which Company owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. The term "Company Material Adverse Effect" means any changes in or effects on the business of Company that is materially adverse to the business, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities), or results of operations or prospects of Company, except for any such changes or effects principally resulting from or principally arising in connection with (i) any changes affecting the wireless telecommunications equipment industry that do not have a disproportionate impact on Company, (ii) any changes in general economic conditions that do not disproportionately impact Company, (iii) in and of itself, any change in the trading price of the Company Common Stock (including any proceedings which may be initiated by Nasdaq with respect to the listing status of the Company Common Stock based on the failure of the trading price to meet the minimum bid requirements), (iv) the taking of any action expressly required by the terms of this

Agreement or (v) a decline in commercial product revenues attributable to the public announcement of the Merger.

               SECTION 3.02 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

               SECTION 3.03 Capitalization.

               (a) The authorized capital stock of the Company consists of (i) 75,000,000 shares of Company Common Stock, and (ii) 5,000,000 shares of Preferred Stock, par value $.0001 per share (the "Company Preferred Stock").

               (b) As of October 5, 2002, (i) 22,519,368 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 8,967 shares of Company Common Stock were held in the treasury of the Company or by Company Subsidiaries, (iii) an aggregate of 3,371,097 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Option Plans, of which an aggregate of 2,833,757 shares are subject to outstanding, unexercised options, (iv) 255,273 shares of Company Common Stock are reserved for issuance pursuant to the Company Purchase Plan, of which an aggregate of up to 104,135 shares are subject to outstanding purchase rights and 151,138 shares are available for future issuance, (v) no shares of Company Preferred Stock were issued or outstanding, and (vi) an aggregate of 2,819,987 shares of Company Common Stock are reserved for issuance pursuant to outstanding warrants to acquire or receive shares of Company Common Stock.

               (c) Except as disclosed in SECTION 3.03(b), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or conditionally or absolutely obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions (whether conditional or absolute) specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock or other equity interest of any Company Subsidiary, and the Merger will not give rise to any such obligations. Each outstanding share of capital stock or other equity interest of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share or other equity interest owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. To the knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of the Company.

               (d) The terms of each of the Company Stock Options Plan do not prohibit the assumption of the Company Stock Options as provided in SECTION
2.04. Neither the
execution or delivery of this Agreement nor consummation of the Merger will accelerate vesting of any Company Option.

               SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority (a) to execute and deliver this Agreement, and (b) assuming the approval of the Merger and adoption of this Agreement by the requisite vote of the Company's stockholders under the DGCL, the Company's Bylaws and applicable Nasdaq rules, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the unanimous vote of the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions so contemplated (other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by the requisite vote of the Company's stockholders the DGCL, the Company's Bylaws and applicable Nasdaq rules, and the filing and recordation of appropriate merger documents as required by the DGCL). The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholder's Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               SECTION 3.05 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or any equivalent organizational documents of any Company Subsidiary,
(ii) assuming that all consents, approvals, authorizations and other actions described in SECTION 3.05(b) have been obtained and all filings and obligations described in SECTION 3.05(b) have been made or complied with, conflict with or violate any Law applicable to the Company or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge or encumbrance on any property or asset of the Company pursuant to, any Company Contract.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any governmental entity, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Nasdaq, and the filing and recordation of appropriate merger documents as required by the DGCL.

               SECTION 3.06 SEC Filings; Financial Statements.

               (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1998 (collectively, the "Company SEC Reports"). As of the respective dates they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing), (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities and Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X) and each presents fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount). The balance sheet of the Company contained in the Company SEC Reports as of December 31, 2001 is hereinafter referred to as the "Company Balance Sheet."

               (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

               SECTION 3.07 Tax Matters. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               SECTION 3.08 Brokers. No broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray ("Company Financial Advisor")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               SECTION 3.09 Undisclosed Liabilities. The Company has no liabilities (absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities or obligations: (a) fully reflected or reserved against on the Company Balance Sheet; (b) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

               SECTION 3.10 Absence of Certain Changes or Events. Since December 31, 2001, there has not been any Company Material Adverse Effect and the business of the Company has been conducted in the ordinary course.

               SECTION 3.11 Absence of Litigation. Except as disclosed under the heading "Legal Proceedings" in the Company's SEC Reports, there is no other litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or governmental entity, domestic or foreign. Neither the Company nor any material property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator.

               SECTION 3.12 Intellectual Property.

               (a) Company owns or is licensed to use, and in any event possesses sufficient and legally enforceable rights with respect to, all Company Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted without, to Company's knowledge, and without having conducted any special investigation or patent or trademark search, Infringement (as defined below) of any other person's Intellectual Property, except for such items as have yet to be conceived or developed. The Company Disclosure Schedule sets forth any and all royalty obligations of Company concerning the Company Intellectual Property. Company has not developed jointly with any other Person any Intellectual Property that is material to the business of Company with respect to which such other person has any material exclusive rights. There is no Company contract pursuant to which any person has any right (whether or not currently exercisable) to use, license or otherwise exploit any material Company Intellectual Property.

               (b) None of the material issued patents, registered trademarks, registered service marks and registered copyrights owned by the Company has been declared invalid or unenforceable. To the Company's knowledge, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any material Company Intellectual Property. The Company has not (i) licensed any of the material Company Intellectual Property to any person on an exclusive basis, or (ii) entered into any covenant not to compete or contract limiting its ability to exploit fully any material Company Intellectual Property or to transact business in any market or geographical area or with any person.

               (c) Except as disclosed under the heading "Legal Proceedings" in the Company's SEC Reports, to the knowledge of the Company, the Company has not been or may not be engaged in, liable for or contributing to any Infringement. The Company has received no written notice or, to its knowledge, other communication of any actual, alleged, possible or potential Infringement, or other unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person.

               (d) The Company has taken reasonable steps to protect the Company's rights in its confidential information and trade secrets. Each employee, consultant and contractor who ha had access to proprietary Intellectual Property which is necessary for the conduct of Company's business as currently conducted, has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof.

Except under confidentiality obligations, there has been no material disclosure of any of the Company's confidential information or trade secrets to any third party.

               (e) "Company Intellectual Property" means all Intellectual Property that is used in any business of the Company, or that may be necessary to conduct any such businesses as conducted. "Intellectual Property" means any:
(i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), domain name, copyright application, copyright registration, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, or (ii) the right to use or exploit any of the foregoing. "Infringement" means infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other person.

               SECTION 3.13 Taxes.

               (a) Tax Returns. All Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of the Company (collectively, "Company Tax Returns" and individually a "Company Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Company Tax Returns on or before the Effective Time have been or will be paid on or before such date, except where the failure to complete and file such Company Tax Returns or to pay such amounts shown would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the consolidated financial statements of the Company contained in the Company SEC Reports (i) fully accrue in accordance with GAAP all actual and contingent liabilities for Taxes (as defined below) with respect to all periods through the date of the Company Balance Sheet. All information set forth in the notes to the consolidated financial statements of the Company contained in the Company SEC Reports relating to Tax matters is correct and complete in all material respects. The Company has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. As used in this SECTION 3.14, the term the "Company" means the Company and any entity included in, or required to be included in, any consolidated, combined or untaxed group with the Company. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

               (b) Tax Claims. No material claim for assessment or collection of Taxes is presently being asserted against Company, and Company is not a party to any pending action, proceeding, or investigation by any governmental taxing authority.

               SECTION 3.14 Assets Other Than Real Property. Company has good title to all material assets reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever except Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate. This SECTION
3.14 does not relate to real property or interests in real property, which are the subject of SECTION 3.15, or to intellectual property, which is the subject of SECTION 3.12.

               SECTION 3.15 Real Property.

               (a) Owned Property. Company does not own in fee any real property.

               (b) Leased Property. The Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by Company ("Company Leased Properties") and identifies any leases relating to the Leased Properties.

               (c) Rights in Leased Property. The lease for each of the Company Leased Properties is in full force and effect, and the interest of Company in each of the Company Leased Properties is free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record and
(C) (x) zoning, building and other similar restrictions, (y) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which Company has easement rights or on any Company Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x), (y) and (z) above materially impairs the continued use in the business of Company and the operation of the property to which they relate.

               SECTION 3.16 Contracts. The Company Disclosure Schedule sets forth a true and complete list of each of the following types of contracts to which Company is a party (together with the leases related to the Company Leased Properties, "Company Contracts"):

               (a) Employment, Independent Contractor and Consulting Agreements.
(i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation by Company to any person or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of Company and (ii) any independent contractor or consulting agreement that has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (b) Collective Bargaining Agreements. Any employee collective bargaining agreement or other contract with any labor union;

               (c) Non-Competition Agreements. Any covenant or agreement that restricts the ability of Company to compete in any line of business in any place in the world;

               (d) Agreements with Officers and Directors. Any material agreement or contract with any officer or director of Company (other than employment agreements covered by paragraph (a) above);

               (e) Subleases of Leased Property. Any sublease or similar agreement under which Company makes available for use by any third party, all or any portion of any Company Leased Property;

               (f) Personal Property Leases. Any lease or similar agreement under which (i) Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or
(ii) Company is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Company, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (g) Supply and Service Agreements. (i) Any continuing agreement or contract for the future purchase by Company of materials, supplies or equipment or (ii) any advertising agreement or arrangement, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (h) Indebtedness. Any agreement or contract under which Company has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness where the principal amount borrowed, loaned or guaranteed is in excess of $25,000;

               (i) Guarantees. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Company (other than endorsements for the purpose of collection in the ordinary course of business);

               (j) Partnerships, Limited Liability Companies and Joint Ventures. Any partnership agreement, limited liability company agreement or other joint venture agreement to which Company is a party; and

               (k) Other Agreements. Any other agreement, contract, lease, license (including exclusive Intellectual Property licenses), commitment or instrument to which Company is a party or by or to which the assets or business of Company is bound or subject, which in any case has an aggregate liability after the Effective Time in excess of $25,000, and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000.

               Except as disclosed in the Company Disclosure Schedule, Company has performed all material obligations required to be performed by it to date under the Company Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the knowledge of Company, no other party to any of the Company Contracts is in breach or default in any material respect thereunder.

               SECTION 3.17 Employee Benefit Plans; ERISA.

               (a) Plans. The Company Disclosure Schedule sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees that relate to the transactions contemplated by this Agreement) providing employee benefits (the "Plans") maintained or contributed to by Company. Company has delivered to Parent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Plan. Neither Company nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including Company under
Section 4001(a)(14) of ERISA (as defined below) (an "ERISA Affiliate") would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate.

               (b) Compliance with ERISA and the Code. None of Company or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which Company would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to
Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Each of the Plans has been operated and administered in all material respects in accordance with applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Each Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the knowledge of Company, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

               (c) Multiemployer Plan Liabilities. None of Company or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of Company, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

               (d) Accumulated Funding Deficiencies; Liens. None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

               (e) Employee Welfare Benefit Plans. With respect to any Plan that is an employee welfare benefit plan, (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the knowledge of Company, each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

               SECTION 3.18 Compliance with Applicable Laws. To the knowledge of
Company:

               (a) General. Company has not received notice of any alleged violation of any applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign ("Laws"), except for any such violations that would not have a Company Material Adverse Effect. This SECTION 3.18 does not relate to matters with respect to Taxes or any other taxes. This SECTION 3.18(a) does not relate to environmental matters, which are the subject of SECTION 3.18(c)and (d).

               (b) Lobbying Regulatory Matters. Company is in compliance in all material respects with all substantive, registration and reporting requirements of the Lobbying Disclosure Act of 1995, as amended, the Foreign Agent Registration Act of 1938, as amended, the Federal Election Campaign Act, federal bribery laws and rules regarding the making of gifts to members of the United States House of Representatives, members of the United States Senate and members of the executive branch of the federal government of the United States.

               (c) Notices of Certain Environmental Matters. Company has not received written notice of any alleged violation of Environmental Law or liability for any release of any Hazardous Material in connection with the present or past business or properties of Company or any of the Subsidiaries, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or government agency investigation relating thereto, except for any such matters that would not have a Company Material Adverse Effect.

               (d) Definitions. For purposes of SECTION 3.18(c) and SECTION 4.18(c):

                      (i) "Hazardous Material" means any chemical substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof.

                      (ii) "Environmental Law" means any applicable statute, regulation, rule, ordinance, code, license or order, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment with respect to Hazardous Materials.

               SECTION 3.19 Employee and Labor Relations. (a) There is no labor strike, dispute, or work stoppage or lockout pending or, to the knowledge of Company, threatened against or affecting Company; (b) to the knowledge of Company, no union organizing campaign is in progress with respect to the employees of Company; (c) there is no unfair labor practice charge or complaint against Company pending or, to the knowledge of Company, threatened before the National Labor Relations Board; (d) there is no pending or, to the knowledge of Company, threatened grievance that would have a Company Material Adverse Effect; and (e) no charges with respect to or relating to Company are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not have a Company Material Adverse Effect.

               SECTION 3.20 Affiliate Transactions. Except as covered by SECTION 3.16(a), Company has (i) not entered into any written agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, insurance policy or other legally binding commitment or undertaking of any nature with any of its officers or directors, except pursuant to the provisions of the Company Stock Option Plans or Company Purchase Plan, and (ii) has no accounts or loans receivable from any officer, director or affiliate of the Company involving, in any such case, obligations of the Company in excess of $25,000.

               SECTION 3.21 Board Approval; State Takeover Statutes. The board of directors of the Company has (a) approved and adopted this Agreement and declared it advisable, (b) determined that this Agreement is advisable, fair to and in the best interests of the stockholders of the Company, (c) resolved to recommend adoption of this Agreement to the stockholders of the Company, and (d) resolved that the Company take all action necessary to make inapplicable any restrictions on the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement that may result from the provisions of all applicable state Takeover Laws. For purposes of this Agreement, "Takeover Laws" means (a) any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state antitakeover laws and regulations, and (b) Section 203 of the Delaware Law.

               SECTION 3.22 Opinion of Financial Advisor. The Board of Directors of Company has received from Company Financial Advisor a written opinion, dated as of the date of this Agreement, satisfactory in form and substance to the Board of Directors of Company, to the effect that the Merger is fair to Company and to Company's stockholders from a financial point of view. The Company will provide a copy of such opinion to Parent subsequent to the execution of this Agreement.

               SECTION 3.23 Affiliates. In accordance with SECTION 6.15, the Company has set forth in the Company Disclosure Schedule a list identifying all persons who to the Company's knowledge are deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Affiliates").

               SECTION 3.24 Rights Plan. As of the date of this Agreement, the Company has taken all action necessary to amend the Rights Plan to provide that neither Parent nor any of its affiliates shall be deemed to be an Acquiring Person (as such term is, defined in the Rights Plan), that neither a Distribution Date nor Shares Acquisition Date (as each such term is defined in the Rights Plan) shall be deemed to occur and the Company Rights will not separate from the shares of Company Common Stock, in each case as a result of the execution, delivery or performance of this Agreement or the public announcement or consummation of the Merger, or the other transactions contemplated by this Agreement.

               SECTION 3.25 Disclosure. The representations, warranties and statements by the Company in this Agreement, the Company Disclosure Schedule and the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together with each other, do not omit to state a material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this ARTICLE IV are true and correct except as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged according to specific sections in this ARTICLE IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this
ARTICLE IV and any other section in this ARTICLE IV in where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section. For purposes of this ARTICLE IV, where the context requires it, the term "Parent" shall mean Parent and the Parent Subsidiaries.

               SECTION 4.01 Organization and Qualification; Subsidiaries. The Parent Disclosure Schedule sets forth the jurisdiction of incorporation of Parent and each subsidiary of Parent (the "Parent Subsidiaries"). Each of Parent and the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of such jurisdiction and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to obtain such governmental approvals has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Other than the Parent Subsidiaries, there are no corporations, partnerships, joint ventures, associations or other similar entities in which Parent owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. The term "Parent Material Adverse Effect" means any changes in or effects on the business of Parent that is materially adverse to the business, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities), or results of operations or prospects of Parent, except for any such changes or effects principally resulting from or principally arising in connection with (i) any changes affecting the wireless telecommunications equipment industry that do not have a disproportionate impact on Parent, (ii) any changes in general economic conditions that do not disproportionately impact Parent, (iii) in and of itself, any change in the trading price of the Parent Common Stock or (iv) the taking of any action expressly required by the terms of this Agreement.

               SECTION 4.02 Certificate of Incorporation and Bylaws. Parent has heretofore made available to Company a complete and correct copy of the Certificate of Incorporation and Bylaws, each as amended to date of Parent and Merger Sub. Each such Certificate of Incorporation and Bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

               SECTION 4.03 Capitalization.

               (a) The authorized capital stock of the Parent consists of (i) 75,000,000 shares of Parent Common Stock, and (ii) 2,000,000 shares of preferred stock, par value $.001 per share ("Parent Preferred Stock").

               (b) As of October 5, 2002, (i) 25,198,270 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) an aggregate of 3,643,405 shares of Parent Common Stock were reserved for issuance pursuant to the Parent's 1992 Stock Option Plan, 1992 Directors Stock Option Plan, 1998 Stock Option Plan and 1999 Stock Option Plan (collectively, "Parent Stock Option Plans"), of which an aggregate of 3,192,511 shares were subject to outstanding, unexercised options,
(iv) no shares of Parent Preferred Stock were issued or outstanding, and (v) an aggregate of 3,192,467 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants to acquire or receive shares of Parent Common Stock.

               (c) Except as disclosed in SECTION 4.03(b), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Parent, or conditionally or absolutely obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, the Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions (whether conditional or absolute) specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock or other equity interest of any Parent Subsidiary, and the Merger will not give rise to any such obligations. Each outstanding share of capital stock or other equity interest of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share or other equity interest owned by the Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever. To the knowledge of the Parent, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Parent.

               (d) The authorized stock of Merger Sub consists of 10,000 shares of common stock, par value $.001 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof, and there are 1,000 shares of common stock outstanding, all of which are owned by Parent. The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with SECTION 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any agreement to which Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable state securities laws.

               SECTION 4.04 Authority Relative to This Agreement. Parent has all necessary corporate power and authority (a) to execute and deliver this Agreement, and (b) assuming the approval of the Merger and adoption of this Agreement by the requisite vote of Parent's stockholders under the DGCL, Parent's Bylaws and applicable Nasdaq rules, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the unanimous vote of the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions so contemplated (other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by the requisite vote of Parent's stockholders the DGCL, Parent's Bylaws and applicable Nasdaq rules, and the filing and recordation of appropriate merger documents as required by the
DGCL). The affirmative vote of the holders of a majority of the shares of Parent Common Stock voting on the record date for Parent Stockholder's Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Merger and adopt this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               SECTION 4.05 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in SECTION 4.05(a) have been obtained and all filings and obligations described in SECTION 4.05(a) have been made or complied with, conflict with or violate any Law applicable to Parent or Merger Sub or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge or encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Parent Contract or any contract of Merger Sub.

               (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any governmental entity, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Nasdaq, and the filing and recordation of appropriate merger documents as required by the DGCL.

               SECTION 4.06 SEC Filings; Financial Statements.

               (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 (collectively, the "Parent SEC Reports"). As of the respective dates they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing), (i) Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) none of Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X) and each presents fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount). The balance sheet of the Parent contained in the Parent SEC Reports as of December 31, 2001 is hereinafter referred to as the "Parent Balance Sheet."

               (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

               SECTION 4.07 Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               SECTION 4.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

               SECTION 4.09 Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities or obligations: (a) fully reflected or reserved against on Parent Balance Sheet; (b) liabilities incurred since the date of Parent Balance Sheet in the ordinary course of business consistent with past practice, which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

               SECTION 4.10 Absence of Certain Changes or Events. Since December 31, 2001, there has not been any Parent Material Adverse Effect and the business of Parent has been conducted in the ordinary course.

               SECTION 4.11 Absence of Litigation. Except as disclosed under the heading "Legal Proceedings" in Parent's SEC Reports, there is no other litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any court, arbitrator or governmental entity, domestic or foreign. Neither Parent nor any material property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator.

               SECTION 4.12 Intellectual Property.

               (a) Parent owns or is licensed to use, and in any event possesses sufficient and legally enforceable rights with respect to, all Parent Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted without, to Parent's knowledge, and without having conducted any special investigation or patent or trademark search, Infringement of any other person's Intellectual Property, except for such items as have yet to be conceived or developed. Parent Disclosure Schedule sets forth any and all royalty obligations of Parent concerning the Parent Intellectual Property. Parent has not developed jointly with any other Person any Parent Intellectual Property that is material to the business of Parent with respect to which such other person has any material exclusive rights. There is no Parent contract pursuant to which any person has any right (whether or not currently exercisable) to use, license or otherwise exploit any material Parent Intellectual Property.

               (b) None of the material issued patents, registered trademarks, registered service marks and registered copyrights owned by Parent has been declared invalid or unenforceable. To Parent's knowledge, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any material Parent Intellectual Property. Parent has not (i) licensed any of the material Parent Intellectual Property to any person on an exclusive basis, or
(ii) entered into any covenant not to compete or contract limiting its ability to exploit fully any material Parent Intellectual Property or to transact business in any market or geographical area or with any person.

               (c) Except as disclosed under the heading "Legal Proceedings" in Parent's SEC Reports, to the knowledge of Parent, Parent has not been or may not be engaged in, liable for or contributing to any Infringement. Parent has not received any written notice or, to its knowledge, other communication of any actual, alleged, possible or potential Infringement, unlawful or unauthorized use of, any Intellectual Property owned or used by any other person.

               (d) Parent has taken reasonable steps to protect Parent's rights in its confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of Parent's business as currently conducted, has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with Parent's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of Parent's confidential information or trade secrets to any third party.

               (e) "Parent Intellectual Property" means all Intellectual Property that is used in any business of Parent, or that may be necessary to conduct any such businesses as conducted.

               SECTION 4.13 Taxes.

               (a) Tax Returns. All Tax returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Parent (collectively, "Parent Tax Returns" and individually a "Parent Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Parent Tax Returns on or before the Effective Time have been or will be paid on or before such date, except where the failure to complete and file such Parent Tax Returns or to pay such amounts shown would not have a Parent Material Adverse Effect. Except as would not have a Parent Material Adverse Effect, the consolidated financial statements of Parent contained in Parent SEC Reports (i) fully accrue in accordance with GAAP all actual and contingent liabilities for Taxes (as defined below) with respect to all periods through the date of Parent Balance Sheet. All information set forth in the notes to the consolidated financial statements of Parent contained in Parent SEC Reports relating to Tax matters is correct and complete in all material respects. Parent has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. As used in this SECTION 3.14, the term the "Parent" means Parent and any entity included in, or required to be included in, any consolidated, combined, or untaxed group with Parent.

               (b) Tax Claims. No material claim for assessment or collection of Taxes is presently being asserted against Parent, and Parent is not a party to any pending action, proceeding, or investigation by any governmental taxing authority.

               SECTION 4.14 Assets Other Than Real Property. Parent has good title to all material assets reflected on Parent Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of Parent Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever except Permitted Liens. This SECTION 4.14 does not relate to real property or interests in real property, which are the subject of
SECTION 4.15, or to intellectual property, which is the subject of SECTION 4.12.

               SECTION 4.15 Real Property.

               (a) Owned Property. Parent does not own in fee any real property.

               (b) Leased Property. The Parent Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by Parent ("Parent Leased Properties") and identifies any leases relating to the Parent Leased Properties.

               (c) Rights in Leased Property. The lease for each of the Parent Leased Properties is in full force and effect, and the interest of Parent in each of the Parent Leased Properties is free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record and
(C) (x) zoning, building and other similar restrictions, (y) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which Parent has easement rights or on any Parent Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x), (y) and (z) above materially impairs the continued use in the business of Parent and the operation of the property to which they relate.

               SECTION 4.16 Contracts. Parent Disclosure Schedule sets forth a true and complete list of each of the following types of contracts to which Parent is a party (together with the leases related to the Parent Leased Properties, "Parent Contracts"):

               (a) Employment, Independent Contractor and Consulting Agreements.
(i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any Parent Person (as defined below) or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of Company and (ii) any independent contractor or consulting agreement that has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (b) Collective Bargaining Agreements. Any employee collective bargaining agreement or other contract with any labor union;

               (c) Non-Competition Agreements. Any covenant or agreement that restricts the ability of Parent to compete in any line of business in any place in the world;

               (d) Agreements with Officers and Directors. Any material agreement or contract with any officer or director of Parent (other than employment agreements covered by paragraph (a) above);

               (e) Subleases of Leased Property. Any sublease or similar agreement under which Parent makes available for use by any third party, all or any portion of any Parent Leased Property;

               (f) Personal Property Leases. Any lease or similar agreement under which (i) Parent is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) Parent is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Parent, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (g) Supply and Service Agreements. (i) Any continuing agreement or contract for the future purchase by Parent of materials, supplies or equipment or (ii) any advertising agreement or arrangement, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000;

               (h) Indebtedness. Any agreement or contract under which Parent has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness where the principal amount borrowed, loaned or guaranteed is in excess of $25,000;

               (i) Guarantees. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Parent (other than endorsements for the purpose of collection in the ordinary course of business);

               (j) Partnerships, Limited Liability Companies and Joint Ventures. Any partnership agreement, limited liability company agreement or other joint venture agreement to which Parent is a party; and

               (k) Other Agreements. Any other agreement, contract, lease, license (including exclusive Intellectual Property licenses), commitment or instrument to which Parent is a party or by or to which the assets or business of Parent is bound or subject, which in any case has an aggregate liability after the Effective Time in excess of $25,000, and is not terminable by notice of less than 60 calendar days for a cost of less than $25,000.

               Except as disclosed in the Parent Disclosure Schedule, Parent has performed all material obligations required to be performed by it to date under the Parent Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the knowledge of Parent, no other party to any of the Parent Contracts is in breach or default in any material respect thereunder.

               SECTION 4.17 Employee Benefit Plans; ERISA.

               (a) Plans. The Parent Disclosure Schedule sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees that relate to the transactions contemplated by this Agreement) providing employee benefits (as defined in SECTION 3.17(a) above, "Plans") maintained or contributed to by Parent. Parent has delivered to Company true, complete and correct copies of (i) each Parent Plan (or, in the case of any unwritten Parent Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Parent Plan (if any such report was required), (iii) the most recent summary plan description for each Parent Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Parent Plan. Neither Parent nor any ERISA Affiliate would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Parent Plan which is subject to Title IV of ERISA were to terminate.

               (b) Compliance with ERISA and the Code. None of Parent or any of its Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which Parent would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to
Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Each of the Parent's Plans has been operated and administered in all material respects in accordance with applicable Laws, including ERISA and the Code. Each Parent Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the knowledge of Parent, threatened claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

               (c) Multiemployer Plan Liabilities. None of Parent or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of Parent, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

               (d) Accumulated Funding Deficiencies; Liens. None of the Parent Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Parent Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

               (e) Employee Welfare Benefit Plans. With respect to any Parent Plan that is an employee welfare benefit plan, (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the knowledge of Parent, each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

               SECTION 4.18 Compliance with Applicable Laws. To the knowledge of
Parent:

               (a) General. Parent has not received notice of any alleged violation of any applicable Laws, except for any such violations that would not have a Parent Material Adverse Effect. This SECTION 4.18(a) does not relate to matters with respect to Taxes or any other taxes. This SECTION 4.18(a) does not relate to environmental matters, which are the subject of SECTION 4.18(c).

               (b) Lobbying Regulatory Matters. Parent is in compliance in all material respects with all substantive, registration and reporting requirements of the Lobbying Disclosure Act of 1995, as amended, the Foreign Agent Registration Act of 1938, as amended, the Federal Election Campaign Act, federal bribery laws and rules regarding the making of gifts to members of the United States House of Representatives, members of the United States Senate and members of the executive branch of the federal government of the United States.

               (c) Notices of Certain Environmental Matters. Parent has not received written notice of any alleged violation of Environmental Law or liability for any release of any Hazardous Material in connection with the present or past business or properties of Parent or any of the Subsidiaries, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or government agency investigation relating thereto, except for any such matters that would not have a Parent Material Adverse Effect.

               SECTION 4.19 Employee and Labor Relations. (a) There is no labor strike, dispute, or work stoppage or lockout pending or, to the knowledge of Parent, threatened against or affecting Parent; (b) to the knowledge of Parent, no union organizing campaign is in progress with respect to the employees of Parent; (c) there is no unfair labor practice charge or complaint against Parent pending or, to the knowledge of Parent, threatened before the National Labor Relations Board; (d) there is no pending or, to the knowledge of Parent, threatened grievance that would have a Parent Material Adverse Effect; and (e) no charges with respect to or relating to Parent are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not have a Parent Material Adverse Effect.

               SECTION 4.20 Opinion of Financial Advisor. The Board of Directors of Parent has have received from Standard & Poor's ("Parent Financial Advisor") a written opinion, dated as of the date of this Agreement, satisfactory in form and substance to the Board of Directors of Parent, to the effect that the Merger is fair to Parent and to Parent's stockholders from a financial point of view. Parent will provide a copy of such opinion to Company subsequent to the execution of this Agreement.

               SECTION 4.21 Disclosure. The representations, warranties and statements by Parent in this Agreement, Parent Disclosure Schedule and the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together with each other, do not omit to state a material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

               SECTION 5.01 Conduct of Business by Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in SECTION 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

               (a) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

               (b) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers, licensors, licensees, alliance partners and other persons with which the Company has business relations.

               By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in SECTION 5.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                      (i) Capital Stock. Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of any class or any securities convertible into, or any right, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (a) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement, (b) the issuance of shares of Company Common Stock under the Company Purchase Plan pursuant to purchase rights outstanding on the date of this

Agreement, or (c) the issuance of shares of Company Common Stock upon the exercise of Warrants outstanding on the date of this Agreement.

                      (ii) Qualification. Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article V or fail to take any action reasonably necessary to cause the Merger to so qualify;

                      (iii) Dividends. Declare, set aside or pay any dividends on or make any other distributions in cash in respect of any capital stock;

                      (iv) Charter and Bylaws. Cause, permit or propose any amendments to its Certificate of Incorporation or Bylaws (or similar governing instruments of any of its subsidiaries), except as contemplated by this Agreement,

                      (v) Representations and Warranties. Take any action (or fail to take any action) to cause the Company's representations and warranties set forth in ARTICLE III to be untrue in any respect;

                      (vi) Redemption. Redeem or otherwise acquire any shares of its capital stock;

                      (vii) Employee Matters. Adopt or amend in any material respect any Plan or collective bargaining agreement, except as required by applicable Law or as contemplated by this Agreement;

                      (viii) Compensation. (a) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (I) as may be required under existing agreements or (II) in the ordinary course of business consistent with past practice or (b) terminate any executive officer or employee other than for cause or in the ordinary course of business, consistent with past practice;

                      (ix) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than any liabilities, obligations or indebtedness owing to any person incurred in the ordinary course of business consistent with past practice provided that in no event shall Company incur, assume or guarantee any indebtedness for borrowed money in excess of $25,000;

                      (x) Encumbrances. Other than in the ordinary course of business consistent with past practice, permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than Permitted Liens;

                      (xi) Cancellation of Indebtedness. Cancel any indebtedness owing to Company, or waive any claims or rights thereto where such indebtedness exceeds individually or in the aggregate $25,000;

                      (xii) Related-Party Transactions. Pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with any affiliate other than the payment of salary and the provision of benefits consistent with current salary and benefits;

                      (xiii) Accounting Policies. Make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

                      (xiv) Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets except in the ordinary course or business;

                      (xv) Asset Dispositions. Sell, lease or otherwise dispose of assets, except in the ordinary course or business; or

                      (xvi) Agreements to Take Actions. Agree in writing or otherwise to take any of the actions described in SECTION 5.01(b)(i) through
(xv) above.

               SECTION 5.02 Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in SECTION 5.02 of the Parent Disclosure Schedule or as specifically contemplated by any other provision of this Agreement unless Company shall otherwise consent in writing:

               (a) the businesses of Parent shall be conducted only in, and Parent shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

               (b) Parent shall use its reasonable best efforts to preserve substantially intact the business organization of Parent, to keep available the services of the current officers, employees and consultants of Parent and to preserve the current relationships of Parent with customers, suppliers, licensors, licensees, alliance partners and other persons with which Parent has business relations.

               By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in SECTION 5.02 of the Parent Disclosure Schedule, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Company:

                      (i) Capital Stock. Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of any class or any securities convertible into, or any right, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (a) the issuance of shares of Parent Common Stock upon the exercise of Parent Stock Options outstanding on the date of this Agreement under the Parent Stock Option Plans, (b) the issuance of shares of Parent Common Stock upon the exercise of Warrants outstanding on the date of this Agreement, (c) the grant of options to purchase shares of Parent Common Stock in the ordinary course of business consistent with past practice, in each case at an exercise price no less than the fair market value of share of Parent Common Stock on the date of grant, or (d) the issuance to a bank or other lender of warrants to purchase shares of Parent Common Stock in connection with the creation, renewal or extension of a credit facility for the benefit of Parent;

                      (ii) Qualification. Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article V or fail to take any action reasonably necessary to cause the Merger to so qualify;

                      (iii) Dividends. Declare, set aside or pay any dividends on or make any other distributions in cash in respect of any capital stock;

                      (iv) Charter and Bylaws. Cause, permit or propose any amendments to its Certificate of Incorporation or Bylaws (or similar governing instruments of any of its subsidiaries), except as contemplated by this Agreement,

                      (v) Representations and Warranties. Take any action (or fail to take any action) to cause Parent's representations and warranties set forth in ARTICLE IV to be untrue in any respect;

                      (vi) Redemption. Redeem or otherwise acquire any shares of its capital stock;

                      (vii) Cancellation of Indebtedness. Cancel any indebtedness owing to Parent, or waive any claims or rights thereto where such indebtedness exceeds individually or in the aggregate $25,000;

                      (viii) Related-Party Transactions. Pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with any affiliate other than the payment of salary and the provision of benefits consistent with current salary and benefits;

                      (ix) Accounting Policies. Make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

                      (x) Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets except in the ordinary course or business;

                      (xi) Asset Dispositions. Sell, lease or otherwise dispose of assets, except in the ordinary course or business; or

                      (xii) Agreements to Take Actions. Agree in writing or otherwise to take any of the actions described in SECTION 5.02(b)(i) through
(xi) above.

               SECTION 5.03 Notification of Certain Matters. Parent shall give notice to the Company, and the Company shall give prompt notice to Parent, of
(a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(b) any failure or inability of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 5.03 shall not limit or otherwise affect the representations, warranties, covenants or agreements of the Parent or the Company, as the case may be, the conditions to the obligations of the parties hereto to consummate the Merger or the remedies available hereunder to Parent or the Company, as the case may be.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               SECTION 6.01 Registration Statement; Proxy Statement.

               (a) As promptly as practicable after the execution of this Agreement, (Parent and the Company shall prepare and file with the SEC proxy statements (together with any amendments thereof or supplements thereto, the "Proxy Statements") relating to the meetings of the Company's stockholders and Parent's stockholders (the "Stockholders' Meetings") to be held to consider approval of the Merger and adoption of this Agreement and (ii) a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company and Parent shall mail the Proxy Statements to their respective stockholders.

               (b) Subject to SECTION 6.01(c), each of the Proxy Statements shall include the unanimous recommendation of the Board of Directors of the Company or the Parent, as applicable, to stockholders to vote in favor of approving the Merger and adoption of this Agreement and neither the Board of Directors of either the Company or Parent nor any committee thereof shall withhold, withdraw, amend, modify or change, or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the other party, the unanimous recommendation of the Board of Directors that the vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, such recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the other party if such recommendation shall no longer be unanimous.

               (c) Prior to the adoption and approval of this Agreement and the approval of the Merger by the requisite vote of the stockholders of the Company, nothing in this Agreement shall prevent the Company's Board of Directors from withholding, withdrawing, amending, modifying or changing its unanimous recommendation in favor of the Merger or from accepting a Superior Proposal (as defined in SECTION 6.05(c) below) if (i) a Superior Proposal is made to the Company and is not withdrawn, (ii) the Company shall have immediately provided written notice to Parent advising Parent that the Company has received a Superior Proposal, identifying the person or entity making such Superior Proposal (a "Notice of Superior Proposal"), (iii) Parent shall not have, within five business days of Parent's receipt of the Notice of Superior Proposal, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (based on the written advice of its financial advisor) to be more favorable to the

Company and its stockholders as such Superior Proposal (it being agreed that the Company's Board of Directors shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the withholding, withdrawal, amendment, modification or change of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company and its stockholders under applicable Law and (v) the Company shall not have violated any of the restrictions set forth in SECTION
6.05 or this SECTION 6.01(c). The Company shall provide Parent with at least three business days' notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Competing Transaction (as defined in SECTION 6.05(b) below). Subject to applicable Law, nothing contained in this SECTION 6.01(c) shall limit the Company's obligation to convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withheld, withdrawn, amended, modified or changed).

               (d) Subject to SECTION 6.01(c), no amendment or supplement to either Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of either Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (e) The information supplied by Parent for inclusion in the Registration Statement or either Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time either Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or Parent, as applicable, (iii) the time of either Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or the Company's Proxy Statement should be discovered by Parent, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               (f) The information supplied by the Company for inclusion in the Registration Statement or either Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time either Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or Parent, as applicable, (iii) the time of either Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or its officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement should be discovered by the Company, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               SECTION 6.02 Parent Stockholders' Meeting. Parent shall (i) call and hold its Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and adoption of this Agreement, (ii) use its reasonable best efforts to hold its Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and (iii) shall in any event hold its Stockholders' Meeting within 45 days after the date on which the Registration Statement becomes effective. Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and adoption of this Agreement, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules of Nasdaq or the DGCL to obtain such approvals.

               SECTION 6.03 Company Stockholders' Meeting. The Company shall (i) call and hold its Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and adoption of this Agreement, (ii) use its reasonable best efforts to hold its Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and (iii) shall in any event hold its Stockholders' Meeting within 45 days after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and adoption of this Agreement, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the rules of Nasdaq or the DGCL, to obtain such approvals.

               SECTION 6.04 Access to Information; Confidentiality.

               (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, subsidiaries, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of it and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of it and its subsidiaries as the other party or its Representatives may reasonably request.

               (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the Mutual Non-Disclosure Agreement dated July 11, 2002, as supplemented by a letter agreement dated August 14, 2002 (the "Non-Disclosure Agreement"), between the Company and Parent. All information obtained by the parties pursuant to paragraph (a) above shall be subject to the Non-Disclosure Agreement.

               (c) No investigation pursuant to this SECTION 6.04 shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger.

               SECTION 6.05 No Solicitation of Transactions.

               (a) The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit or initiate any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action. The Company shall immediately notify Parent if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, and the Company shall immediately inform Parent as to the material details of any such proposal, offer, inquiry or contact, including, without limitation, the identity of the party making any such proposal, offer, inquiry or contact, and, if in writing, promptly deliver or cause to be delivered to Parent a copy of such proposal, offer, inquiry or contact and any other written material relating thereto. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding anything to the contrary in this SECTION 6.05, the Company's Board of Directors may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction if the Company's Board of Directors has (i) reasonably concluded after consultation with the Company Financial Advisor or other financial advisor of nationally recognized reputation that such proposal or offer constitutes a Superior Proposal (as defined below), (ii) reasonably concluded, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms substantially similar to those contained in the Non-Disclosure Agreement; provided, however, that no information may be furnished and no discussions may be entered into in the event that the Company has taken any actions inconsistent with this SECTION 6.05(a); provided further, however, that the Company's Board of Directors shall furnish to Parent all information provided to the person who has made the Superior Proposal to the extent that such information has not been previously provided to Parent and shall keep Parent promptly and reasonably informed as to the status of any discussions regarding such Superior Proposal.

               (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company and the Company Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for, or any offer to purchase directly from the Company, 20% or more of the outstanding voting securities of the Company; (iv) any solicitation in opposition to adoption by the Company's stockholders of this Agreement; or (v) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company.

               (c) A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate an Acquisition Transaction (as defined below) (i) that is not attributable to a material breach by the Company of
SECTION 6.05(a) hereof and (ii) on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of the Company determines, in its good faith reasonable judgment (based on the written advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation), to be more favorable to the Company stockholders from a financial point of view than the terms of the Merger and with any financing required to consummate the transaction contemplated by such offer committed or likely, in the reasonable good faith judgment of the Company's Board of Directors (based on the written advice of a financial adviser of nationally recognized reputation), to be obtained by such third party on a timely basis. For purposes of this Agreement, an "Acquisition Transaction" shall mean a merger, consolidation, business combination, recapitalization, liquidation, dissolution, sale or disposition or similar transaction involving the Company pursuant to which a person (or its stockholders) would own, if consummated, all or substantially all of the outstanding capital stock of the Company (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole.

               (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

               SECTION 6.06 Directors' and Officers' Indemnification and Insurance.

               (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the same provisions with respect to indemnification, advancement and director exculpation as are set forth in the Certificate of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of persons who at any time prior to the Effective Time were entitled to indemnification, advancement or exculpation under the Certificate of Incorporation or Bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

               (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each Company Subsidiary and each such person that served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). The Company (or from and after the Effective Time, Parent and Surviving Corporation) will be entitled to participate in and, to the extent that may desire, assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party; provided, however, if any Indemnified Party reasonably believes that, by reason of an actual or potential conflict of interest, it is advisable for such Indemnified Party to be represented by separate counsel, or if the Company (or from and after the Effective Time, Parent and Surviving Corporation) shall fail to assume responsibility for such defense, such Indemnified Party may retain counsel reasonably satisfactory to Company (or from and after the Effective Time, Parent and Surviving Corporation) who will represent such Indemnified Party and the Company (or from and after the Effective Time, Parent and Surviving Corporation) shall pay all reasonable legal fees and expenses of such counsel promptly as statements therefore are received to the fullest extent permitted by applicable Law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties and the Company (or from and after the Effective Time, Parent and Surviving Corporation) shall cooperate in the defense of any such matter; provided, however, that neither the Company, Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

               (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company and shall pay the aggregate cost of maintaining such policies for such six (6) year period up to a maximum of $700,000 plus the amount of any refund or credit resulting from the termination of the Company's directors' and officers' liability insurance policies (the "Maximum Insurance Premium"); provided, however, that the Company agrees to cooperate in good faith with Parent in order to obtain the lowest premium for the above-referenced coverage. In the event that such maximum insurance Premium is insufficient for the above-referenced coverage, the Company may spend up to the Maximum Insurance Premium to purchase such lesser coverage that may be obtained for the Maximum Insurance Premium.

               (d) This SECTION 6.06 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this SECTION 6.06.

               SECTION 6.07 Obligations of Merger Sub. . Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

               SECTION 6.08 Further Action; Consents; Filings.

               (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other reasonably required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the Exchange Act and the Securities Act and any other applicable federal or state securities laws, (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and foreign antitrust regulations, if any, applicable to the Merger and the other transactions contemplated hereunder and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

               (b) If required or agreed by Parent and the Company to be advisable, Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all reasonable inquiries or reasonable requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all reasonable inquiries and reasonable requests received from any State Attorney General or other governmental entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses. Notwithstanding anything to the contrary in this SECTION 6.08, Parent shall not be required to agree to (i) the divestiture (including, without limitation, through a licensing arrangement) by Parent or the Company or any of their respective businesses, product lines or assets, or (ii) the imposition of any material or the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

               SECTION 6.09 Plan of Reorganization.

               (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. The parties hereto agree to report the Merger as a reorganization under the provisions of
Section 368(a) of the Code

               (b) As of the date of this Agreement, the Company does not know of any reason why it would not be able to deliver to Orrick, Herrington & Sutcliffe LLP, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by SECTION 7.02(d) and SECTION 7.03(c), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions and the certifications and representations contained in such certificate will be true at the Effective Time.

               (c) As of the date of this Agreement, Parent and Merger Sub do not know of any reason why they would not be able to deliver to Orrick, Herrington & Sutcliffe LLP, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by SECTION 7.02(d) and SECTION 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions and the certifications and representations contained in such certificate will be true at the Effective Time.

               SECTION 6.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of Nasdaq, each of Parent and the Company shall use its reasonable best efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

               SECTION 6.11 Listing. Prior to the Effective Time, to the extent required under the applicable listing agreement, Parent shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock referred to in SECTION 2.01.

               SECTION 6.12 Reasonable Best Efforts and Further Assurances. Subject to the terms and conditions hereof, each of the parties to this Agreement shall use reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

               SECTION 6.13 Employee Benefits. All Company employees shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished and such employees may be transferred to employee benefit plans and programs maintained by Parent for its and its affiliates' employees in the United States. Parent shall take such reasonable actions, to the extent permitted by Parent's benefit programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other employee benefits (it being understood that equity incentive plans are not considered employee benefits) programs of Parent or alternative benefits programs in the aggregate substantially equivalent to those applicable to employees of Parent in similar functions and positions on similar terms. Pending such action, Parent shall maintain the effectiveness of the Company's benefit plans. Each continuing employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with the Company credited under a similar benefit plan or program prior to the Closing Date.

               SECTION 6.14 Parent's Board of Directors. Prior to the Effective Time, Parent shall take all steps necessary to enlarge it Board of Directors, as of the Effective Time, to eleven (11) members and fill the newly created vacancies with the following three (3) individuals from the current directors of
Company: Martin A. Kaplan, David L. Short and Charles E. Shalvoy. Effective as of the closing of the private equity financing described in SECTION 7.02(j), Parent shall take steps necessary to enlarge its Board of Directors to add one
(1) individual (the "Special Situations Nominee") acceptable to the current directors of parent designated jointly by Special Situations Fund III, L.P., Special Situations Fund Cayman, L.P., Special Situations

Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. Effective as of the date of the next annual stockholder meeting, Parent shall take all steps necessary to reduce the size of its Board of Directors to ten (10) members, consisting of (a) six (6) individuals chosen by the current directors of Parent from among the current directors of Parent, (b) two (2) individuals chosen by the current directors of Parent from among the current directors of Company (who shall be Messrs. Kaplan and Short), (c) Mr. John Shoch (or another person designated by Alloy Ventures Fund 2000, LLC acceptable to the current directors of Parent) and (d) the Special Situations Nominee.

               SECTION 6.15 Company Affiliate Agreements. Pursuant to SECTION 3.23, the Company Disclosure Schedule lists the names of all persons who may be deemed to be "affiliates" of the Company at for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to deliver a written agreement in substantially the form of Exhibit A hereto (a "Company Affiliate Agreement") executed by each person identified as an Affiliate within ten (10) days after the execution of this Agreement.

               (a) Financial and Other Statements. During the term of this Agreement, the Company shall furnish to Parent such current financial and other data as Parent may reasonably request from time to time.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

               SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

               (a) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

               (b) Stockholder Approval. The Merger, this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company and of the Parent in accordance with the DGCL and the applicable corporate charter and Bylaws and the rules of Nasdaq.

               (c) No Order. No governmental entity or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award, whether temporary, preliminary or permanent (an "Order"), that is then in effect, pending or threatened and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (d) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any waiting period (and any extension thereof) applicable to the consummation of the Merger under any foreign antitrust Law (or any approval thereunder) shall have expired or been terminated or obtained.

               (e) Listing of Additional Shares. The filing with Nasdaq of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable (i) upon conversion of the Company Common Stock in the Merger, (ii) upon exercise of the options under the Company Stock Option Plan assumed by Parent, and (iii) upon exercise of the Warrants assumed by Parent shall have been made.

               SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

               (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall (i) as of the date of this Agreement and (ii) as of the Effective Time (except for those representations and warranties that address matters only as of a particular date) be true and correct except to the extent that any breach of the representations and warranties could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect.

               (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

               (c) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents for all material agreements, contracts, licenses, leases or other instruments (as listed on the Company Disclosure Schedule) to which the Company is a party or is bound which is required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

               (d) Tax Opinion. Parent shall have received the opinion of Orrick, Herrington & Sutcliffe LLP, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Orrick, Herrington & Sutcliffe LLP of representation letters from each of Parent and Company as contemplated in SECTION 6.09 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

               (e) Resignation. All members of the Board of Directors and all officers of the Company and each Company Subsidiary shall have executed written resignations effective as of the Effective Time.

               (f) Fairness Opinion. Parent Financial Advisor shall not have withdrawn the opinion referenced in SECTION 4.20.

               (g) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

               (h) Rights Plan. All actions necessary to extinguish and cancel all outstanding Rights (as defined in the Rights Plan) under the Rights Plan at the Effective Time and to render such rights inapplicable to the Merger and the other transactions contemplated by this Agreement shall have been taken.

               (i) Dissenting Stockholders. Either (a) the Appraisal Rights Provisions of DGCL and the CGCL are not applicable to holders of Company Common Stock in connection with the Merger or (b), if applicable, the number of shares for which holders of Company Common Stock have perfected their rights thereunder shall not exceed five percent (5.0%) of the number of shares of outstanding Company Common Stock as of the record date of the meeting of the Company's stockholders.

               (j) Private Equity Financing. Parent shall have closed, or concurrently with the Merger shall close, the transactions contemplated by that certain Securities Purchase Agreement dated on or about October 10, 2002, by and between Parent and the investors named therein, or another private placement equity financing on other terms satisfactory to both Parent and the Company, resulting in either case in receipt by the Parent of gross proceeds of not less than $15.0 million.

               (k) Affiliate Agreements. The Parent shall have received an executed copy of an Affiliate Agreement from each Affiliate of the Company.

               SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

               (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall (i) as of the date of this Agreement and (ii) as of the Effective Time (except for those representations and warranties that address matters only as of a particular date) be true and correct except to the extent that any breach of the representations and warranties could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect with respect to the foregoing.

               (c) Tax Opinion. The Company shall have received the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Orrick, Herrington & Sutcliffe LLP of representation letters from each of Parent and Company as contemplated in SECTION 6.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

               (d) Fairness Opinion. Company Financial Advisor shall not have withdrawn the opinion referenced in SECTION 3.22.

               (e) Board of Directors. The obligations of Parent under SECTION
6.14 shall have been performed and satisfied.

               (f) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

               SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

               (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

               (b) by either Parent or the Company if the Effective Time shall not have occurred on or before February 15, 2003; provided however, however that the right to terminate this Agreement under this SECTION 8.01(b) shall not be available to any party whose action or failure to act has caused the failure of the Merger to occur on or before such date;

               (c) by either Parent or the Company if there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

               (d) by Parent if (i) the Board of Directors of the Company withholds, withdraws, amends, modifies or changes its unanimous recommendation of the adoption of this Agreement or the approval of the Merger or the other transactions contemplated hereby in a manner adverse to Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction, (iii) the Board of Directors of the Company fails to reject a Competing Transaction within 10 days following receipt by the Company of the proposal for such Competing Transaction, (iv) the Company shall have failed to include in the Proxy Statement the unanimous recommendation of the Company's Board of Directors in favor of the approval of the Merger or this Agreement, (v) the Company's Board of Directors fails to reaffirm its unanimous recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in writing that such recommendation be reaffirmed, (vi) the Company shall have breached its obligations under SECTION
6.04 or (vii) a tender offer or exchange offer for 20% or more of the outstanding shares of stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

               (e) by the Company if (i) the Board of Directors of Parent withholds, withdraws, amends, modifies or changes its unanimous recommendation of the adoption of this Agreement or the approval of the Merger or the other transactions contemplated hereby in a manner adverse to the Company or shall have resolved to do so, (ii) Parent shall have failed to include in the Proxy Statement the unanimous recommendation of Parent's Board of Directors in favor of the approval of the Merger or this Agreement, (iii) Parent's Board of Directors fails to reaffirm its unanimous recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in writing that such recommendation be reaffirmed, (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of stock of Parent is commenced, and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), of (v) if the Company accepts a Superior Proposal and has satisfied the conditions set forth in SECTION 6.01(c) with respect thereto;

               (f) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval and adoption at the applicable Stockholders' Meeting;

               (g) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth either in SECTION 7.02(a) or
SECTION 7.01(b) would not be satisfied ("Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by the Company within 30 days of the occurrence of such Terminating Company Breach through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this
SECTION 8.01(f) until the expiration of such 30-day period;

               (h) by Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth either in
SECTION 7.03(a) or SECTION 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent and Merger Sub within 30 days of the occurrence of such Terminating Parent Breach through the exercise of their respective best efforts and for as long as Parent and Merger Sub continue to exercise such best efforts, Company may not terminate this Agreement under this SECTION 8.01(h) until the expiration of such 30-day period; or

               (i) by Company if the stockholders of Parent affiliated with The Hillman Company have not executed and delivered to Company within ten (10) days of the date of this Agreement a Voting Agreement in substantially the form attached hereto as Exhibit A.

               SECTION 8.02 Effect of Termination. Except as provided in SECTION
8.05 and SECTION 9.01, in the event of termination of this Agreement pursuant to
SECTION 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, or breach of its covenants or agreements set forth in this Agreement.

               SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto.

               SECTION 8.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 8.05 Expenses.

               (a) All expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Compliance Expenses (as defined below) relating to printing, filing and mailing the Registration Statement and the Proxy Statements and all SEC and other regulatory filing fees incurred in connection with the Merger, the Registration Statement or the Proxy Statements. "Compliance Expenses" as used above shall include all reasonable out-of-pocket expenses incurred by a party or on its behalf in connection with or related to the printing, filing and mailing of the Registration Statement and the Proxy Statements, the solicitation of stockholder approval, the filing of any required notices under the HSR Act or other similar regulations and any other out-of-pocket expenses associated with any regulatory filing or other regulatory action associated with the Merger; provided, however, in no event shall Compliance Expenses include any fees or expenses of counsel, accountants, financial advisors, experts or consultants to a party hereto, except to the extent that any of such parties may advance an expense (such as a filing fee) that otherwise would be considered a Compliance Expense if incurred directly by a party hereto.

               (b) If the Company terminates this Agreement pursuant to SECTION 8.01(e)(v) and the transaction contemplated by the Superior Proposal closes, then the Company (or its successor) shall pay to Parent, in cash, not later than three business days after such closing, an amount equal to three percent (3%) of the aggregate value of such Superior Proposal, measured by the gross consideration received by the Company's stockholders as part of such Competing Transaction. If such gross consideration is payable other than in cash, the amount thereof will be considered to be the fair market value thereof, determined either by reference to an applicable market price or otherwise in good faith by the Board of Directors of the Company (or its successor).

                                   ARTICLE IX

                               GENERAL PROVISIONS

               SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 8.01, as the case may be, except that the agreements set forth in Articles I and II and
SECTION 6.04(b), SECTION 6.06, SECTION 6.07, SECTION 6.08, SECTION 6.09 SECTION 6.10, SECTION 6.13, SECTION 6.14 and this ARTICLE IX shall survive the Effective Time and those set forth in SECTION 6.04(b), SECTION 8.02, SECTION 8.03 and
SECTION 8.05 and this ARTICLE IX shall survive termination of this Agreement.

               SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.02):

        if to Parent or Merger Sub:

                      Superconductor Technologies Inc.
                      460 Ward Drive
                      Santa Barbara, CA 93111
                      Facsimile No.:  (805) 683-9496
                      Attention: M. Peter Thomas

        with a copy to:

                      Guth|Christopher LLP
                      10866 Wilshire
                      Suite 1250
                      Los Angeles, CA 90024
                      Facsimile:  (310) 470-8354
                      Attention:  Daniel G. Christopher.

        if to the Company:

                      Conductus, Inc.
                      969 West Maude Avenue
                      Sunnyvale, CA 94085]
                      Facsimile No.:  (408) 523-9999
                      Attention:  Charles E. Shalvoy

        with a copy to:

                      Orrick, Herrington & Sutcliffe LLP
                      400 Sansome Street
                      San Francisco, CA 94111
                      Facsimile No.:  415-773-5759
                      Attention:  Richard S. Grey

               SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

               (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

               (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of San Francisco;

               (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

               (e) "knowledge" or "known" means, with respect to any matter in question, if any of the executive officers of the Company or Parent, as the case may be, has actual knowledge of such matter, or would have had such actual knowledge upon reasonable inquiry of appropriate employees of Company or Parent, as applicable;

               (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

               (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

               SECTION 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than as provided in SECTION 6.06.

               SECTION 9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               SECTION 9.07 Governing Law; Forum.

               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Federal courts located in the State of Delaware and the state courts of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 9.07(b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

               SECTION 9.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.10 Attorney's Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person hereunder, the party or parties prevailing in such dispute will be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such dispute.

               SECTION 9.11 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

               SECTION 9.12 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

               IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    SUPERCONDUCTOR TECHNOLOGIES INC.


                                    By:    /s/ M. Peter Thomas
                                       -----------------------------------------

                                    Name:      M. Peter Thomas
                                         ---------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------


                                    STI ACQUISITION, INC.


                                    By:    /s/ M. Peter Thomas
                                       -----------------------------------------

                                    Name:      M. Peter Thomas
                                         ---------------------------------------

                                    Title:     President
                                          --------------------------------------


                                    CONDUCTUS, INC.


                                    By:    /s/ Charles E. Shalvoy
                                       -----------------------------------------

                                    Name:      Charles E. Shalvoy
                                         ---------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------



                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                          FORM OF VOTING AGREEMENT FOR
                         CERTAIN STOCKHOLDERS OF PARENT


        This VOTING AGREEMENT (the "Voting Agreement") is entered into as of October __, 2002, by and between Conductus, Inc., a Delaware corporation ("Company"), __________________, _____________ and _____________
("Stockholders").

                                    Recitals

        A. Company and Superconductor Technologies Inc., a Delaware corporation (the "Parent"), are entering into an Agreement and Plan of Merger dated as of October 10, 2002 (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Parent with and into the Company (the "Merger"). Capitalized terms not otherwise defined in this Voting Agreement shall have the meanings given to them in the Merger Agreement.

        B. In order to induce Company to enter into the Merger Agreement, Stockholder, solely in his, her or its capacity as a stockholder of Parent, is entering into this Voting Agreement.

                                    Agreement

        Each stockholder, intending to be legally bound, severally agrees on behalf of itself as follows:

        1. Voting Of Shares. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date (as defined in Section
6), at any meeting of stockholders of Parent, however called, and in any action by written consent of the stockholders of Parent, Stockholder shall vote the Subject Securities (as defined in Section 6) or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted):

               1.1 in favor of the approval of the Merger and adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger;

               1.2 against any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation or agreement of Parent under the Merger Agreement; and

               1.3 against any action or agreement that would cause any provision contained in Article VII of the Merger Agreement to not be satisfied.

        2. Transfer of Subject Securities.

               2.1 Transfer of Subject Securities. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not (a) cause or permit any Transfer of any of the Subject Securities to be effected; (b) tender any of the Subject Securities to any Person or (c) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect, directly or indirectly, the right of Buyer to vote the Subject Securities as provided in this Voting Agreement).

               2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, other than proxies solicited by Parent in connection with the Merger, which are not inconsistent with Sections 1.1 through 1.3 above.

        3. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants severally (and not jointly) to Company as follows:

               3.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and to perform its obligations under this Voting Agreement. This Voting Agreement has been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               3.2 Conflicts or Consents.

                      (a) The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

                      (b) The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder will not, require any consent or approval of any Person.

               3.3 Title to Securities. As of the date of this Voting Agreement:
(a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page of this Voting Agreement) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page of this Voting Agreement; (b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page of this Voting Agreement) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page of this Voting Agreement; (c) Stockholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page of this Voting Agreement; and (d) Stockholder does not directly or indirectly Own any shares of Parent Common Stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Parent Common Stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page of this Voting Agreement and other than as contemplated by the Securities Purchase Agreement.

               4. Representations and Warranties of Company. Company hereby represents and warrants to each Stockholder as follows:

                      4.1 Authorization, etc. Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement. This Voting Agreement has been duly executed and delivered by Company, enforceable against Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                      4.2 No Conflicts or Consents.

                      (a) The execution and delivery of this Voting Agreement by Company does not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Company or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any contract to which Company is a party or by which Company or any of its affiliates or properties is or may be bound or affected.

                      (b) The execution and delivery of this Voting Agreement by Company does not require any consent or approval of any Person.

               5. Miscellaneous.

                      5.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive until the Expiration Date.

                      5.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

                      5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or similar means or sent by facsimile with confirmation of receipt of transmission, to the parties as follows:

                      if to Company:


                             __________, Inc.

                             ---------------
                             Facsimile No.: (____) ___-______
                             Attention: General Counsel
                      with a copy to:


                             -----------------
                             _________________, CA 94104
                             Facsimile No. (415) 772-6268


                      if to the Stockholder:

                             at the address set forth below Stockholder's signature on the signature page of this Voting Agreement with a copy to:

                             Parent at the address set forth in the Merger Agreement.

        Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, and (d) if sent by facsimile, when confirmation of receipt upon receipt of transmission.

                      5.4 Severability. In case any one or more of the provisions contained in this Voting Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party to this Voting Agreement, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained in this Voting Agreement shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

                      5.5 Agreement. This Voting Agreement and the documents and instruments referred to in this Voting Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this Voting Agreement. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to in this Voting Agreement including the exhibits and the documents and instruments referred to in this Voting Agreement.

                      5.6 Assignment; Binding Effect. Neither this Voting Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Voting Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Voting Agreement is not intended to confer any rights or remedies upon any Person other than the parties.

                      5.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement, Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 0, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

                      5.8 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                      5.9 Consent and Waiver. Stockholder hereby gives any consents or waivers that are required for the consummation of the Merger or the entering into of the Merger Agreement under the terms of any agreement to which Stockholder is a party or pursuant to any other rights Stockholder may have to consent to or approve the consummation of the Merger or the entering into of the Merger Agreement.

               6. Definitions. For purposes of this Voting Agreement:

                      6.1 "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Effective Time.

                      6.2 Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security; provided, however, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

                      6.3 "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                      6.4 A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, Company and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


COMPANY                                    STOCKHOLDER

-----------------------------------        -------------------------------------
Signature                                  Signature


-----------------------------------        -------------------------------------
Name                                       Name


-----------------------------------        -------------------------------------
Title                                      Title


                                           ADDRESS FOR STOCKHOLDER:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                    EXHIBIT B

                          FORM OF AFFILIATE LETTER FOR
                              AFFILIATES OF COMPANY


[DATE]


[PARENT, Inc.]
[PARENT ADDRESS]


Ladies and Gentlemen:

        The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Conductus, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraph (c) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October 10, 2002 between Superconductor Technologies Inc. ("Parent"), STI Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Merger Agreement"), at the Effective Time, Merger Sub will be merged with and into the Company, or under certain circumstances described in the Merger Agreement, the Company will be merged with and into Parent. Capitalized terms not otherwise defined in this letter shall have the meanings given to them in the Merger Agreement.

        As a result of the Merger, the undersigned will receive shares of Parent Common Stock in exchange for shares of Company Common Stock owned by the undersigned.

        The undersigned hereby represents and warrants to, and covenants with, the Parent that, in the event the undersigned receives any Parent Common Stock in the Merger:

               (a) The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Securities Act or the Rules and Regulations.

               (b) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel. The undersigned acknowledges that the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

               (c) The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in the Merger is expected to be registered under the Securities Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Merger's submission for a vote of the stockholders of the Company the undersigned may be deemed an affiliate of the Company, and (ii) the distribution by the undersigned of Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (A) such sale, transfer or other disposition has been registered under the Securities Act, (B) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Securities Act, or (C) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

               (d) The undersigned understands that Parent will be under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               (e) The undersigned understands that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock owned by the undersigned and that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED ________, 2002, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF [PARENT NAME]"

               (f) The undersigned also understands that unless the transfer by the undersigned of the undersigned's Parent Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of this letter, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

        It is understood and agreed that the legend set forth in paragraph (e) or (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent (i) a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Securities Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

Very truly yours,

                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Print Name


Acknowledged this    day of           , 2002.

[PARENT, INC.]

By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------